Press Release

TechnipFMC Announces Second Quarter 2017 Results

•	Company reported net income of $164.9 million and adjusted EBITDA of $501.3 million

•	Diluted earnings per share were $0.35; excluding charges and credits of $0.10 per share, adjusted diluted earnings per share were $0.45

•	Inbound orders were $3.2 billion, including Subsea of $1.8 billion and Onshore/Offshore of $1.1 billion

LONDON, PARIS, HOUSTON, July 26, 2017 - TechnipFMC plc (NYSE and Euronext: FTI) today reported second quarter 2017 results.
Total Company net income was $164.9 million. Despite lower revenue, segment operating profit and adjusted EBITDA improved from the prior year. Adjusted EBITDA, which excludes charges and credits, was $501.3 million, an increase of 44.3 percent from the prior year; adjusted EBITDA margin of 13.0 percent improved 600 basis points.

Summary Financial Statements1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions except per share amounts)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016 (Pro Forma)	Change
Revenue	$3,845.0	$4,959.3	(22.5%)
Net income	164.9	55.2	198.7%
Diluted EPS	$0.35

Adjusted EBITDA	$501.3	$347.5	44.3%
Adjusted EBITDA margin	13.0%	7.0%	+600 bps
Net income, excluding charges and credits	211.9
Diluted EPS, excluding charges and credits	$0.45

Inbound orders	3,153.0
Backlog	15,182.9

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[1] All prior year quarter comparisons are to pro forma results for 2016 as if the merger had been completed on January 1, 2016 and fully consolidated the Yamal LNG joint venture for the full period.

Diluted earnings per share were $0.35, which includes total Company pre-tax charges and credits of $64.9 million, or $0.10 per diluted share as detailed in the financial schedules below. Adjusted diluted earnings per share were $0.45.
____________________________________________________________________________________________

“As a result of our solid execution, achievement of key project milestones, and intense focus on efficiency, we delivered strong performance across all Segments,” said Doug Pferdehirt, CEO of TechnipFMC. “Both Subsea and Onshore/Offshore performed well above plan in the quarter. Our first half results give us even greater confidence that we will meet or exceed our 2017 financial objectives.”
“We just passed our six-month anniversary as a new company, and our merger integration efforts are delivering results. We remain confident in our ability to reach our synergy targets. In addition, we are accelerating the development of unique technologies, as well as, identifying additional integrated offerings across our broad portfolio.”
“Our Subsea inbound orders accelerated to $1.8 billion in the quarter. During the period, we were awarded a contract for the delivery of subsea production equipment for ExxonMobil’s Liza project in Guyana, incorporating new technology that allowed us to meet a fast-tracked delivery schedule.” Pferdehirt added, “We also were awarded an important subsea package for ENI’s Coral South floating LNG (FLNG) project in Mozambique. The subsea package was part of an integrated contract with the project’s FLNG scope that will be executed through our Onshore/Offshore segment.”
“During the quarter, we achieved a significant milestone on the Prelude FLNG project. The vessel sailed away from South Korea on June 29th and has just arrived in Australian waters. Building upon this milestone, our execution on the Coral FLNG project will benefit from the extensive capabilities we have developed.”
“We remain relentless in our focus to deliver significant cost reductions for our clients that can be achieved through our integrated approach (iEPCI™). Our first iEPCI™ contract for Statoil’s Trestakk project is progressing well, and we were pleased to again be selected by Statoil in the second quarter to fully integrate the Visund Nord development.”
“The increase in major project FIDs and the acceleration of integrated FEED (iFEED™) prospects during the first half of 2017 certainly adds confidence to our expectation for a step-up in Subsea orders for full year 2017.” Pferdehirt added, “While project economics continue to improve, the recent commodity price uncertainty could result in a slowing of the pace of the recovery.”
Pferdehirt concluded, “These solid operational results and our strong balance sheet enable us to continue to focus on shareholder returns. Last quarter, we announced the authorization of a share repurchase program of up to $500 million which we intend to complete no later than the end of 2018. Additionally, the Company’s Board of Directors reaffirmed its commitment to declare a quarterly dividend following the third quarter 2017 results. We believe this combination of share repurchase and quarterly dividends demonstrates our commitment to improving shareholder returns.”

Operational and Financial Highlights - Second Quarter 2017

Subsea

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016 (Pro Forma)	Change
Revenue	$1,730.3	$2,401.8	(28.0%)
Operating profit	236.1	261.7	(9.8%)
Adjusted EBITDA	376.7	405.4	(7.1%)
Adjusted EBITDA margin	21.8%	16.9%	+490 bps

Inbound orders	1,773.0
Backlog	6,186.8

Subsea reported second quarter revenue of $1.7 billion. Revenue was down 28 percent from the prior year, primarily due to a reduction in project activity within Europe and Africa, partially offset by increased project activity in Asia Pacific. Prior-year declines in inbound orders continue to impact near-term revenue.
Subsea reported operating profit of $236.1 million; adjusted EBITDA was $376.7 million with a margin of 21.8 percent. Operating profit margin increased from the prior year results despite the significant revenue decline. Operating margin performance reflected the results of strong project execution, cost reductions, and ongoing restructuring activities. These same factors drove the significant year-over-year improvement in adjusted EBITDA margin, which increased 490 basis points from the prior year results.
Vessel utilization rate for the second quarter of 2017 was consistent with the prior quarter at 67 percent.

Second Quarter Subsea Highlights

•	Statoil Trestakk iEPCI™
Project is progressing as scheduled for delivery of the Company’s first integrated EPCI project.

•	ENI Jangkrik
Offshore campaign was completed following on-time delivery of the subsea production system.

•	BP Quad 204
Project achieved first oil and is slated for completion in the third quarter of 2017.

•	Total Moho Nord
Project has been completed with final closeout ongoing.

Subsea inbound orders for the quarter was $1.8 billion and included the following announced awards:

•	ENI Coral South FLNG in Mozambique
Subsea scope awarded as part of an integrated package with the EPCI contract for Coral South FLNG. Contract includes the Engineering, Procurement, Construction, Installation, Commissioning and Start-up (EPCIC) of the Coral South FLNG facility and its associated risers and subsea flowlines system, as well as the installation of umbilicals and subsea equipment.

•	ExxonMobil Liza in Guyana
Contract for the engineering, manufacture and delivery of the subsea equipment for the Liza deep water project. The award scope includes seventeen total enhanced vertical deep water trees and associated tooling, as well as five manifolds and associated controls and tie-in equipment.

•	Woodside Riserless Light Well Intervention and subsea services contract in Australia
Three-year frame agreement for Riserless Light Well Intervention (RLWI) and subsea services, including intervention, installation, and plug and abandonment services.

•	Statoil Visund Nord in Norway
Second integrated award from Statoil. The contract will be executed as an iEPCI™ project.

Estimated Backlog Scheduling as of June 30, 2017 (In millions)	Subsea
2017 (6 months)	$2,292
2018	2,056
2019 and beyond	1,839
Total	$6,187

•	Backlog schedule does not include subsea services.

•
For the ENI Coral South project, the scope of work attributed to the risers and subsea flowlines, as well the installation of the umbilical and subsea equipment, is fully consolidated in the financial results of our Subsea business.

Onshore/Offshore

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016 (Pro Forma)	Change
Revenue	$1,812.9	$2,261.4	(19.8%)
Operating profit	204.5	62.5	227.2%
Adjusted EBITDA	187.7	101.8	84.4%
Adjusted EBITDA margin	10.4%	4.5%	+590 bps

Inbound orders	1,103.7
Backlog	8,582.0

Onshore/Offshore reported second quarter revenue of $1.8 billion. Revenue declined 19.8 percent from the prior-year quarter. Revenue was lower due to the completion of several projects since the prior year period, most notably in the Middle East and Americas.
Onshore/Offshore reported operating profit of $204.5 million; adjusted EBITDA was $187.7 million with a margin of 10.4 percent. Operating profit and margin improved year-over-year despite the revenue decline as project profitability improved with the achievement of key construction milestones. Results also benefited from the successful resolution of contracts, including the Algiers Refinery and Dong Hejre project. These same factors drove the significant year-over-year improvement in adjusted EBITDA and margin; adjusted EBITDA margin increased 590 basis points from the prior year results.

Second Quarter Onshore/Offshore Highlights

•	Yamal LNG
The last two modules to be fabricated in Indonesia sailed away on May 27, 2017, marking another successful milestone for the Yamal project. Fabrication of modules in China, 124 in total, will be completed shortly with the last sail away planned this quarter. 109 modules have already been delivered to the Sabetta construction site.

•	Shell Prelude FLNG
Prelude, Shell’s FLNG facility, set sail for Australia on June 29, 2017. Designed for water-depths between 200 to 250 metres deep, the Prelude FLNG facility can produce 3.6 million tonnes per annum (mtpa) of LNG, 1.3 mtpa of condensate, and 0.4 mtpa of LPG once operating. TechnipFMC provides the project management, engineering, procurement, installation, and commissioning for Prelude FLNG.

•	BP Juniper
Successful hook-up of the Juniper facility in April. The normally unmanned platform will produce gas from fields located off the south-east coast of Trinidad.

•	Statoil Aasta Hansteen Spar
Aasta Hansteen spar, the largest and one of the most sophisticated spar designs, arrived in Norway on June 19, 2017. TechnipFMC scope includes the design, supply and delivery of the complete hull ready for mating for the North Sea.

•	CP Chem Polyethylene
The mechanical completion certificate was obtained for the CP Chem polyethylene plant on June 16, 2017.

Onshore/Offshore inbound orders for the quarter was $1.1 billion and included the following announced awards:

•	ENI Coral South FLNG in Mozambique
Major integrated contract that covers the Engineering, Procurement, Construction, Installation, Commissioning and Start-up (EPCIC) of the Coral South FLNG facility.

•	Novatek Arctic LNG 2 FEED
Novatek announced the signing of a Framework Agreement on Strategic Cooperation with TechnipFMC and partners. The agreement is focused on designing and developing future LNG plants based on gravity-based structures for Arctic LNG 2 as well as Novatek’s subsequent LNG projects.

Estimated Backlog Scheduling as of June 30, 2017 (In millions)	Onshore/Offshore
2017 (6 months)	$3,673
2018	3,295
2019 and beyond	1,614
Total	$8,582

•	Backlog does not capture all revenue potential in the coming years given reimbursable scope portions of existing contracts.

•
The Company is not a majority holder of the Coral FLNG joint venture and therefore does not fully consolidate the financial results. Inbound orders and backlog for this portion of the Coral project only reflects work awarded directly to affiliates of TechnipFMC by the joint venture.

Surface Technologies

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016 (Pro Forma)	Change
Revenue	$300.0	$303.8	(1.3%)
Operating profit	(1.0)	(24.2)	n/m
Adjusted EBITDA	35.9	8.8	308.0%
Adjusted EBITDA margin	12.0%	2.9%	+910 bps

Order intake	276.3
Backlog	414.1

Surface Technologies reported second quarter revenue of $300 million. Revenue was effectively unchanged from the prior-year quarter.
Surface Technologies reported an operating loss of $1 million; excluding charges and credits, operating profit was $22.5 million. Adjusted EBITDA was $35.9 million with a margin of 12.0 percent.
Operating profit and margin improved significantly year-over-year due to the benefit of product mix related to fluid control sales and a more favorable cost structure. These same factors drove the significant year-over-year improvement in adjusted EBITDA and margin; adjusted EBITDA margin increased 910 basis points from the prior year results.
In the North American market, we continued to experience strong demand for pressure control equipment, driven by increased activity and greater completion intensity. Hydraulic fracturing fleet reactivations continued sequentially, leading to growth in the installed base of active equipment that should generate higher levels of consumable demand. As anticipated, inbound orders associated with fleet reactivations moderated in the quarter, but consumables continued at strong levels.

Activity levels outside North America remain resilient, although pricing continues to impact near-term profitability. Pricing has stabilized in most international markets, with only limited improvement in a few select markets. The Middle East and North Africa continue to offer the best near-term outlook, with strength on both land and shallow water; shallow water opportunities are also prevalent in the North Sea for the Surface Technologies business.

Inbound orders for the quarter was $276.3 million. Backlog was $414.1 million. In this segment, backlog is generally consumed within six months given the short-cycle nature of the business.

Corporate Items
Corporate expense in the second quarter was $122.3 million. Excluding charges and credits of $22.8 million, corporate expense was $99.5 million, which included $62.0 million of foreign exchange losses.
Net interest expense was $72.1 million in the quarter, including an increase in the liability payable to joint venture partners of $61.8 million.
Total depreciation and amortization for the second quarter was $159.5 million, including depreciation and amortization related to purchase price accounting for the merger of $40.4 million.
Capital expenditures were $56.3 million.
The Company recorded a tax provision of $86.2 million. The reported tax rate was 35.2 percent. When excluding the impact of a charge associated with a project cancellation in Venezuela, the effective tax rate was 25.9 percent.

Guidance
The Company’s guidance for 2017 is provided below. The following updates are reflected in the revised outlook:

•

•
Onshore/Offshore EBITDA margin[2] of at least 8.0% (excluding charges and credits), versus prior guidance of at least 6.5%. The increase incorporates the strong results of the first half relative to guidance.

•	Other updates include net interest expense, tax rate, and merger integration and restructuring costs.

Subsea
Revenue at least $6.1 billion
EBITDA margin[2] at least 17% (excluding amortization related impact of purchase price accounting, and other charges and credits)

Onshore/Offshore
Revenue at least $7.3 billion
EBITDA margin[2] at least 8% (excluding amortization related impact of purchase price accounting, and other charges and credits)*

Surface Technologies
Revenue at least $1.4 billion
EBITDA margin[2] at least 13% (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate Expense $50-$55 million per quarter (excluding the impact foreign currency fluctuations)
Net Interest Expense $20-$22 million per quarter*
Tax Rate 28% - 32%*
Capital Expenditures approximately $300 million
Merger Integration and Restructuring Costs $125 million Q3-Q4 (total)*
Cost Synergies target remains $400 million annual savings ($200 million exit run-rate 12/31/17, $400 million exit run-rate 12/31/18)

*Items updated July 26, 2017

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[2]  Our guidance measure, adjusted EBITDA margin, is a non-GAAP measure. We are unable to provide a reconciliation to a comparable GAAP measure on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

Teleconference
The Company will host a teleconference on Thursday, July 27, 2017 to discuss the second quarter 2017 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at http://investors.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

###

About TechnipFMC
TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 40,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or asset construction projects that may affect revenue;

•	disruptions in the timely delivery of our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	risks related to reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the cumulative loss of major contracts or alliances;

•	U.S. and international laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•	results of the United Kingdom’s referendum on withdrawal from the European Union;

•	risks associated with being an English public limited company, including the need for court approval of “distributable profits” and stockholder approval of certain capital structure decisions;

•	ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•
risks that the legacy businesses of FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated merger-related costs;

•	failure of our information technology infrastructure or any significant breach of security;

•	risks associated with tax liabilities, or changes in U.S. federal or international tax laws or interpretations to which they are subject; and

•
such other risk factors set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts

Investor relations	Media relations
Matt Seinsheimer Vice President Investor Relations Tel: +1 281 260 3665 Email: Matt Seinsheimer	Christophe Belorgeot Vice President Corporate Communications Tel: +33 1 47 78 39 92 Email: Christophe Belorgeot
James Davis Senior Manager Investor Relations Tel: +1 281 260 3665 Email: James Davis	Delphine Nayral Manager Public Relations Tel: +33 1 47 78 34 83 Email: Delphine Nayral
Lisa Adams Senior Manager Digital Communications Tel: +1 281 405 4659 Email: Lisa Adams

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
GAAP FINANCIAL STATEMENTS

The U.S. GAAP financial statements for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG Joint Venture and became the controlling shareholder. Under US GAAP, this resulted in full consolidation of the Joint Venture on the date of the transaction.

Therefore, the results for the three and six months ended June 30, 2017:

1.	Include Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to June 30, 2017; revenues of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent came from the Subsea segment; and

3.	Fully consolidate the Yamal LNG Joint Venture for the full period, within the Onshore/Offshore segment.

The results for the three and six months ended June 30, 2016 only include the results of Technip, inclusive of the equity in affiliate income from the Yamal LNG joint venture.
When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions except per share amounts)

	(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Revenue	$3,845.0	$2,370.5	$7,233.0	$4,776.2
Costs and expenses	3,490.1	2,176.4	6,832.3	4,385.7
	354.9	194.1	400.7	390.5
Other income (expense), net	(37.6)	(77.2)	35.3	(93.8)
Income before net interest expense and income taxes	317.3	116.9	436.0	296.7
Net interest expense	(72.1)	(7.7)	(154.2)	(21.0)
Income before income taxes	245.2	109.2	281.8	275.7
Provision for income taxes	86.2	5.4	138.0	51.3
Net income	159.0	103.8	143.8	224.4
Net (income) loss attributable to noncontrolling interests	5.9	0.2	2.4	0.3
Net income attributable to TechnipFMC plc	$164.9	$104.0	$146.2	$224.7

Earnings per share attributable to TechnipFMC plc:
Basic	$0.35	$0.87	$0.31	$1.89
Diluted	$0.35	$0.83	$0.31	$1.81

Weighted average shares outstanding:
Basic	466.7	119.5	466.7	118.9
Diluted	468.4	125.2	468.2	124.5

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Revenue

Subsea	$1,730.3	$1,547.2	$3,107.0	$3,064.4
Onshore/Offshore	1,812.9	823.3	3,576.9	1,711.8
Surface Technologies	300.0	—	548.4	—
Other revenue and intercompany eliminations	1.8	—	0.7	—
	$3,845.0	$2,370.5	$7,233.0	$4,776.2

Income before income taxes

Segment operating profit (loss)
Subsea	$236.1	$191.5	$290.3	$387.9
Onshore/Offshore	204.5	30.5	347.3	68.9
Surface Technologies	(1.0)	—	(19.6)	—
Total segment operating profit	439.6	222.0	618.0	456.8

Corporate items
Corporate expense, net (1)	(122.3)	(105.1)	(182.0)	(160.1)
Interest expense	(72.1)	(7.7)	(154.2)	(21.0)
Total corporate items	(194.4)	(112.8)	(336.2)	(181.1)

Net income before income taxes (2)	$245.2	$109.2	$281.8	$275.7

(1) Corporate expense, net primarily includes corporate staff expenses, stock-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, and merger-related transaction expenses.
(2) Includes amounts attributable to noncontrolling interests.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Inbound Orders (1)

Subsea	$1,773.0	$840.1	$2,439.0	$1,330.5
Onshore/Offshore	1,103.7	811.3	1,785.7	1,342.0
Surface Technologies	276.3	—	517.8	—
Total inbound orders	$3,153.0	$1,651.4	$4,742.5	$2,672.5

	June 30
	2017	2016
Order Backlog (2)

Subsea	$6,186.8	$6,547.8
Onshore/Offshore	8,582.0	8,528.2
Surface Technologies	414.1	—
Total order backlog	$15,182.9	$15,076.0

(1) Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2) Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(unaudited)
	June 30, 2017	December 31, 2016
Cash and cash equivalents	$7,179.1	$6,269.3
Trade receivables, net	2,159.3	2,024.5
Costs in excess of billings	1,168.3	485.8
Inventories, net	899.1	334.7
Other current assets	2,524.9	1,822.9
Total current assets	13,930.7	10,937.2

Property, plant and equipment, net	3,867.0	2,620.1
Goodwill	9,072.3	3,718.3
Intangible assets, net	1,444.4	173.7
Other assets	1,210.1	1,240.4
Total assets	$29,524.5	$18,689.7

Short-term debt and current portion of long-term debt	$471.2	$683.6
Accounts payable, trade	4,092.3	3,837.7
Advance payments	129.6	411.1
Billings in excess of costs	3,751.9	3,323.0
Other current liabilities	3,053.4	2,633.5
Total current liabilities	11,498.4	10,888.9

Long-term debt, less current portion	3,301.3	1,869.3
Other liabilities	1,175.5	819.6
TechnipFMC plc stockholders’ equity	13,551.2	5,123.6
Noncontrolling interests	(1.9)	(11.7)
Total liabilities and equity	$29,524.5	$18,689.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(unaudited)
	Six Months Ended
	June 30
	2017	2016
Cash provided (required) by operating activities:
Net income	$143.8	$224.4
Depreciation and amortization	310.7	147.7
Trade accounts receivable, net and costs in excess of billings	715.1	(398.9)
Inventories, net	190.2	38.9
Accounts payable, trade	(245.3)	64.2
Advance payments and billings in excess of costs	(376.2)	194.7
Other	(444.0)	155.2
Net cash provided by operating activities	294.3	426.2

Cash provided (required) by investing activities:
Capital expenditures	(107.5)	(68.9)
Cash acquired in merger of Technip and FMC Technologies	1,479.2	—
Other	15.1	(79.3)
Net cash provided (required) by investing activities	1,386.8	(148.2)

Cash provided (required) by financing activities:
Net increase (decrease) in debt	(663.9)	(291.5)
Dividends paid	—	(112.3)
Other	(121.3)	0.8
Net cash required by financing activities	(785.2)	(403.0)

Effect of changes in foreign exchange rates on cash and cash equivalents	13.9	79.4

Increase (decrease) in cash and cash equivalents	909.8	(45.6)

Cash and cash equivalents, beginning of period	6,269.3	3,178.0

Cash and cash equivalents, end of period	$7,179.1	$3,132.4

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

The Reconciliation of U.S. GAAP to non-GAAP financial measures for TechnipFMC plc and consolidated subsidiaries are provided on the following page. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG joint venture and became the controlling shareholder. Under US GAAP, this would have resulted in full consolidation of the joint venture on the date of the transaction.

The Non-GAAP results for the three and six months ended June 30, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to June 30, 2017; revenues of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent from Subsea and the remainder from Surface Technologies; and

3.	Fully consolidate the Yamal LNG Joint Venture for the full period, within the Onshore/Offshore segment.

The Non-GAAP pro forma results for the three and six months ended June 30, 2016:

1.	Include the results of both Technip and FMC Technologies for the full period;

2.	Combine FMC Technologies’ former Surface Technologies and Energy Infrastructure segments to form the pro forma Surface Technologies segment;

3.	Purchase price accounting adjustments applied on an equal basis to results for the three and six months ended June 30, 2017 to provide comparability; and

4.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the First Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	June 30, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$164.9	$5.9	$86.2	$(72.1)	$317.3	$159.5	$476.8

Charges and (credits):
Impairment and other charges	0.3	—	0.1	—	0.4	—	0.4
Restructuring and other severance charges	(7.9)	—	(4.8)	—	(12.7)	—	(12.7)
Business combination transaction and integration costs	15.2	—	8.1	—	23.3	—	23.3
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustments	23.4		8.6		32.0	(40.4)	(8.4)
Adjusted financial measures	$211.9	$5.9	$104.1	$(72.1)	$382.2	$119.1	$501.3

	Pro Forma Three Months Ended
	June 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$55.2	$0.3	$60.8	$13.0	$102.7	$161.5	$264.2

Charges and (credits):
Impairment and other charges	25.7	—	12.5	—	38.2	—	38.2
Restructuring and other severance charges	25.0	—	11.8	—	36.8	—	36.8
Business combination transaction and integration costs	11.1	—	5.6	—	16.7	—	16.7
Purchase price accounting adjustments	23.4		8.6		32.0	(40.4)	(8.4)
Adjusted financial measures	$140.4	$0.3	$99.3	$13.0	$226.4	$121.1	$347.5

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the First Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Six Months Ended
	June 30, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$146.2	$2.4	$138.0	$(154.2)	$436.0	$310.7	$746.7

Charges and (credits):
Impairment and other charges	0.3	—	0.5	—	0.8	—	0.8
Restructuring and other severance charges	(1.1)	—	(2.3)	—	(3.4)	—	(3.4)
Business combination transaction and integration costs	54.0	—	24.0	—	78.0	—	78.0
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustments	117.9	—	43.5	0.3	161.1	(83.3)	77.8
Adjusted financial measures	$333.3	$2.4	$209.6	$(153.9)	$694.4	$227.4	$921.8

	Pro Forma Six Months Ended
	June 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$151.8	$0.4	$85.9	$(0.6)	$237.9	$322.0	$559.9

Charges and (credits):
Impairment and other charges	79.5	—	12.5	—	92.0	—	92.0
Restructuring and other severance charges	47.2	—	11.8	—	59.0	—	59.0
Business combination transaction and integration costs	11.1	—	5.6	—	16.7	—	16.7
Purchase price accounting adjustments	117.9	—	43.5	0.3	161.1	(83.3)	77.8
Adjusted financial measures	$407.5	$0.4	$159.3	$(0.3)	$566.7	$238.7	$805.4

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts, unaudited)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
(after-tax)
Net income attributable to TechnipFMC plc, as reported	$165	$104	$146	$225

Charges and (credits):
Impairment and other charges (1)	—	22	—	35
Restructuring and other severance charges (2)	(8)	20	(1)	32
Business combination transaction and integration costs (3)	15	11	54	11
Change in accounting estimate (4)	16	—	16	—
Purchase price accounting adjustments (5)	24	—	118	—

Adjusted net income attributable to TechnipFMC plc	$212	$157	$333	$303

Diluted EPS attributable to TechnipFMC plc, as reported	$0.35	$0.83	$0.31	$1.81

Adjusted diluted EPS attributable to TechnipFMC plc	$0.45	$1.25	$0.71	$2.44

(1) Tax effect of nil and $11 million during the three months ended and nil and $17 million during the six months ended June 30, 2017 and 2016, respectively.
(2) Tax effect of $(5) million and $10 million during the three months ended and $(2) million and $15 million during the six months ended June 30, 2017 and 2016, respectively.
(3) Tax effect of $8 million and $6 million during the three months ended and $24 million and $6 million during the six months ended June 30, 2017 and 2016, respectively.
(4) Tax effect of $6 million and nil during the three months ended and $6 million and nil during the six months ended June 30, 2017 and 2016, respectively.
(5) Tax effect of $9 million and nil during the three months ended and $44 million and nil during the six months ended June 30, 2017 and 2016, respectively.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,730.3	$1,812.9	$300.0	$1.8	$3,845.0

Operating profit, as reported (pre-tax)	$236.1	$204.5	$(1.0)	$(122.3)	$317.3

Charges and (credits):
Impairment and other charges	0.4	—	—	—	0.4
Restructuring and other severance charges	5.6	(27.7)	2.8	6.6	(12.7)
Business combination transaction and integration costs	1.5	—	0.2	21.6	23.3
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	(11.6)	—	8.2	(5.0)	(8.4)
Purchase price accounting adjustments - amortization related	38.6	—	2.2	(0.4)	40.4
Subtotal	46.3	(27.7)	23.5	22.8	64.9

Adjusted Operating profit	282.4	176.8	22.5	(99.5)	382.2

Adjusted Depreciation and amortization	94.3	10.9	13.4	0.5	119.1

Adjusted EBITDA	$376.7	$187.7	$35.9	$(99.0)	$501.3

Operating profit margin, as reported	13.6%	11.3%	(0.3)%		8.3%

Adjusted Operating profit margin	16.3%	9.8%	7.5%		9.9%

Adjusted EBITDA margin	21.8%	10.4%	12.0%		13.0%

	Pro Forma Three Months Ended
	June 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$2,401.8	$2,261.4	$303.8	$(7.7)	$4,959.3

Operating profit (pre-tax), as pro forma	$261.7	$62.5	$(24.2)	$(197.3)	$102.7

Charges and (credits):
Impairment and other charges	2.8	18.6	1.6	15.2	38.2
Restructuring and other severance charges	21.8	10.6	3.9	0.5	36.8
Business combination transaction and integration costs	—	—	—	16.7	16.7
Purchase price accounting adjustments - non-amortization related	(11.6)	—	8.2	(5.0)	(8.4)
Purchase price accounting adjustments - amortization related	38.6	—	2.2	(0.4)	40.4
Subtotal	51.6	29.2	15.9	27.0	123.7

Adjusted Operating profit	313.3	91.7	(8.3)	(170.3)	226.4

Adjusted Depreciation and amortization	92.1	10.1	17.1	1.8	121.1

Adjusted EBITDA	$405.4	$101.8	$8.8	$(168.5)	$347.5

Operating profit margin, as pro forma	10.9%	2.8%	(8.0)%		2.1%

Adjusted Operating profit margin	13.0%	4.1%	(2.7)%		4.6%

Adjusted EBITDA margin	16.9%	4.5%	2.9%		7.0%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$3,107.0	$3,576.9	$548.4	$0.7	$7,233.0

Operating profit, as reported (pre-tax)	$290.3	$347.3	$(19.6)	$(182.0)	$436.0

Charges and (credits):
Impairment and other charges	0.6	—	0.2	—	0.8
Restructuring and other severance charges	12.1	(28.0)	4.0	8.5	(3.4)
Business combination transaction and integration costs	3.0	—	1.0	74.0	78.0
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	43.4	—	42.4	(8.0)	77.8
Purchase price accounting adjustments - amortization related	72.6	—	11.2	(0.5)	83.3
Subtotal	143.5	(28.0)	68.9	74.0	258.4

Adjusted Operating profit	433.8	319.3	49.3	(108.0)	694.4

Adjusted Depreciation and amortization	181.5	20.6	22.6	2.7	227.4

Adjusted EBITDA	$615.3	$339.9	$71.9	$(105.3)	$921.8

Operating profit margin, as reported	9.3%	9.7%	(3.6)%		6.0%

Adjusted Operating profit margin	14.0%	8.9%	9.0%		9.6%

Adjusted EBITDA margin	19.8%	9.5%	13.1%		12.7%

	Pro Forma Six Months Ended
	June 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$4,779.8	$4,230.3	$653.4	$(12.6)	$9,650.9

Operating profit (pre-tax), as pro forma	$478.6	$120.9	$(99.3)	$(262.3)	$237.9

Charges and (credits):
Impairment and other charges	2.9	38.0	35.9	15.2	92.0
Restructuring and other severance charges	22.1	26.6	9.8	0.5	59.0
Business combination transaction and integration costs	—	—	—	16.7	16.7
Purchase price accounting adjustments - non-amortization related	43.4	—	42.4	(8.0)	77.8
Purchase price accounting adjustments - amortization related	72.6	—	11.2	(0.5)	83.3
Subtotal	141.0	64.6	99.3	23.9	328.8

Adjusted Operating profit	619.6	185.5	—	(238.4)	566.7

Adjusted Depreciation and amortization	181.8	19.2	37.9	(0.2)	238.7

Adjusted EBITDA	$801.4	$204.7	$37.9	$(238.6)	$805.4

Operating profit margin, as pro forma	10.0%	2.9%	(15.2)%		2.5%

Adjusted Operating profit margin	13.0%	4.4%	—%		5.9%

Adjusted EBITDA margin	16.8%	4.8%	5.8%		8.3%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$7,179.1	$6,269.3
Short-term debt and current portion of long-term debt	(417.2)	(683.6)
Long-term debt, less current portion	(3,301.3)	(1,869.3)
Net cash	$3,460.6	$3,716.4

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate TechnipFMC's capital structure and financial leverage. Management believes net cash (debt) is a meaningful financial measure that may also assist investors in understanding TechnipFMC's financial condition and underlying trends in its capital structure.